Exhibit 99

OTIS REPORTS THIRD QUARTER 2022 RESULTS

Delivers solid third quarter results driven by mid-single digit organic Service growth

•3Q Net sales down 7.6% and organic sales up 0.8%. GAAP EPS ~flat and adjusted EPS up 5.3%
•3Q New Equipment orders down 0.8%, up 7.4% excluding China; NE backlog ~flat, adjusted backlog up 12% at constant currency
•3Q Maintenance portfolio units were up 3.8%
•YTD GAAP cash flow from operations of $1.1 billion; free cash flow of $1.0 billion, or 106% of net income
•Revised full-year outlook1 with organic sales up 2.0 to 2.5%, adjusted EPS of $3.11 to $3.15 and free cash flow of $1.5 to $1.6 billion. Increased full-year share repurchase target to $850 million.

FARMINGTON, Conn., October 26, 2022 – Otis Worldwide Corporation (NYSE:OTIS) reported third quarter 2022 net sales of $3.3 billion with 0.8% organic growth. GAAP diluted earnings per share (EPS) of $0.77 was flat versus the prior year and adjusted EPS increased 5.3% to $0.80.

"Otis had a strong quarter with New Equipment orders growth in all regions, outside of China, and accelerated maintenance portfolio growth. We delivered mid single digit adjusted EPS growth, driven by the Service segment, despite substantial macro factors, including higher commodity prices, the significant strengthening of the US Dollar and headwinds in China," said Judy Marks, Chair, CEO & President. “We continue to demonstrate that our long-term strategy, agility and focus on execution can yield results in a period of macro headwinds. The combination of strong New Equipment backlog growth and our increasing service portfolio, up 3.8%, positions us well for the remainder of 2022 and provides a solid foundation for strong performance in 2023 and beyond."

Key Figures

($ millions, except per share amounts)	Quarter Ended September 30,				Nine Months Ended September 30,
	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$3,344	$3,620	(7.6)%	(0.4)%	$10,246	$10,729	(4.5)%	0.7%
Adjusted net sales	$3,326	$3,555	(6.4)%	0.9%	$10,140	$10,539	(3.8)%	1.5%
Organic sales growth				0.8%				1.4%

GAAP
Operating profit	$529	$542	$(13)		$1,542	$1,612	$(70)
Operating profit margin	15.8%	15.0%	80 bps		15.0%	15.0%	0 bps
Net income	$324	$331	(2.1)%		$956	$965	(0.9)%
Earnings per share	$0.77	$0.77	—%		$2.25	$2.23	0.9%

Adjusted non-GAAP comparison
Operating profit	$543	$558	$(15)	$35	$1,621	$1,643	$(22)	$85
Operating profit margin	16.3%	15.7%	60 bps		16.0%	15.6%	40 bps
Net income	$338	$326	3.7%		$1,027	$963	6.6%
Earnings per share	$0.80	$0.76	5.3%		$2.42	$2.23	8.5%

Third quarter net sales of $3.3 billion decreased 7.6% versus the prior year with a 0.8% increase in organic sales and a 7.2% headwind from foreign exchange.

Third quarter GAAP operating profit of $529 million decreased $13 million and adjusted operating profit of $543 million decreased $15 million. Excluding a $50 million impact from foreign exchange translation, operating profit increased $35 million driven by strong Service segment performance and lower corporate costs, partially offset by operating profit decline in New Equipment. GAAP operating profit margin expanded 80 basis points to 15.8% and adjusted operating profit margin expanded 60 basis points to 16.3%, driven by segment mix and margin expansion in Service.

GAAP EPS of $0.77 was flat compared to prior year and adjusted EPS of $0.80 increased 5.3% or $0.04 as the benefit from operational improvement, a lower share count and the Zardoya transaction, was partially offset by a $0.08 headwind from foreign exchange translation. GAAP EPS was also impacted by charges related to the sale of our Russia operations and the ongoing conflict in Ukraine.

Year-to-date net sales decreased 4.5% with a 1.4% increase in organic sales and a 5.2% headwind from foreign exchange. GAAP and adjusted operating profit decreased $70 million and $22 million, respectively. Adjusted operating profit was up $85 million at constant currency. GAAP operating profit margin was flat and adjusted operating profit margin expanded 40 basis points.

New Equipment

	Quarter Ended September 30,				Nine Months Ended September 30,
($ millions)	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$1,447	$1,681	(13.9)%	(8.1)%	$4,403	$4,866	(9.5)%	(5.6)%
Adjusted net sales	$1,433	$1,624	(11.8)%	(5.5)%	$4,317	$4,700	(8.1)%	(4.0)%
Organic sales				(5.4)%				(3.9)%

GAAP
Operating profit	$100	$131	$(31)		$292	$382	$(90)
Operating profit margin	6.9%	7.8%	(90) bps		6.6%	7.9%	(130) bps

Adjusted non-GAAP comparison
Operating profit	$103	$126	$(23)	$(21)	$309	$366	$(57)	$(56)
Operating profit margin	7.2%	7.8%	(60) bps		7.2%	7.8%	(60) bps

In the third quarter, net sales of $1.4 billion decreased 13.9% driven by a 5.4% decrease in organic sales and a 5.8% headwind from foreign exchange. Organic sales growth of low teens in Asia Pacific and mid single digits in EMEA was more than offset by declines in the Americas and China.

GAAP operating profit of $100 million decreased $31 million and adjusted operating profit of $103 million decreased $23 million as productivity and reductions in SG&A expense were more than offset by the impact from lower volume, including related under absorption, and $18 million of commodity headwinds. GAAP operating profit was also impacted by the divestiture of the Russia business. GAAP operating profit margin contracted 90 basis points to 6.9% and adjusted operating profit margin contracted 60 basis points to 7.2%.

New Equipment orders were down 0.8% at constant currency. Excluding China, New Equipment orders were up 7.4% at constant currency with low single digit growth in the Americas and low teens growth in EMEA and Asia Pacific. New equipment backlog was flat and adjusted backlog increased 12% at constant currency, with growth in all regions.

Year-to-date net sales decreased 9.5% driven by a 3.9% decrease in organic sales and a 3.9% headwind from foreign exchange. GAAP operating profit decreased $90 million and adjusted operating profit decreased $57 million as productivity and reductions in SG&A expense were more than offset by the impact from lower volume, including related under absorption, and approximately $90 million in commodity headwinds. GAAP operating profit was also impacted by the divestiture of the Russia business. GAAP and adjusted operating profit margin contracted 130 basis points and 60 basis points, respectively.

Service

	Quarter Ended September 30,				Nine Months Ended September 30,
($ millions)	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$1,897	$1,939	(2.2)%	6.3%	$5,843	$5,863	(0.3)%	5.8%
Adjusted net sales	$1,893	$1,931	(2.0)%	6.5%	$5,823	$5,839	(0.3)%	5.9%
Organic sales				6.2%				5.7%

GAAP
Operating profit	$446	$444	$2		$1,328	$1,315	$13
Operating profit margin	23.5%	22.9%	60 bps		22.7%	22.4%	30 bps

Adjusted non-GAAP comparison
Operating profit	$452	$451	$1	$49	$1,360	$1,338	$22	$128
Operating profit margin	23.9%	23.4%	50 bps		23.4%	22.9%	50 bps

In the third quarter, net sales of $1.9 billion decreased 2.2% with a 6.2% increase in organic sales that was offset by a 8.5% headwind from foreign exchange. Organic maintenance and repair sales increased 5.4% and organic modernization sales increased 10.3%.

GAAP operating profit of $446 million increased $2 million. Adjusted operating profit of $452 million increased $49 million at constant currency driven by higher volume, favorable pricing and productivity, partially offset by annual wage inflation. GAAP operating profit margin expanded 60 basis points and adjusted operating profit margin expanded 50 basis points to 23.9%.

Year-to-date net sales decreased 0.3% with a 5.7% increase in organic sales that was offset by a 6.1% headwind from foreign exchange. GAAP operating profit increased $13 million and adjusted operating profit increased $22 million and $128 million at constant currency, driven by higher volume, favorable pricing and productivity, partially offset by annual wage inflation. GAAP and adjusted operating profit margin expanded 30 basis points and 50 basis points, respectively.

Cash flow

	Quarter Ended September 30,			Nine Months Ended September 30,
($ millions)	2022	2021	Y/Y	2022	2021	Y/Y
Cash flow from operations	$239	$355	$(116)	$1,096	$1,473	$(377)
Free cash flow	$215	$324	$(109)	$1,015	$1,358	$(343)
Free cash flow conversion	66%	98%		106%	141%

Third quarter cash from operations of $239 million decreased $116 million and free cash flow of $215 million decreased $109 million versus prior year from lower net income from operations, an increase in inventory to support backlog conversion and the timing of supplier payments.

2022 Outlook1
Otis is revising its full year outlook:
•Adjusted net sales of $13.4 to $13.5 billion, down 4 to 4.5%
•Organic sales up 2 to 2.5%
◦Organic New Equipment sales down ~2.5%
◦Organic Service sales up 6.0 to 6.5%
•Adjusted operating profit of approximately $2.1 billion, up $120 to $140 million at constant currency; down $35 million to $55 million at actual currency
•Adjusted EPS of $3.11 to $3.15, up 5 to 7%; adjusted effective tax rate of 26.5 to 26.7%
•Free cash flow of $1.5 to $1.6 billion with conversion of approximately 125% of GAAP net income
•Share repurchases of $850 million

1Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain more than 2.1 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 68,000 people strong, including 41,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Adjusted net sales, organic sales, adjusted selling, general and administrative (“SG&A”) expense, adjusted operating profit, adjusted net income, adjusted diluted earnings per share (“EPS”), adjusted effective tax rate, adjusted remaining performance obligation ("RPO"), constant currency and free cash flow are non-GAAP financial measures.

Adjusted net sales represents net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (“other significant items”).

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted general corporate expenses and other represents general corporate expenses and other (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted net interest expense represents net interest expense (a GAAP measure), adjusted for the impacts of non-recurring acquisition related financing costs and related net interest expense pending the completion of a transaction.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for other significant items and the tax impact of restructuring costs and other significant items.

Adjusted net income represents net income attributable to Otis Worldwide Corporation (a GAAP measure), excluding restructuring costs and other significant items, including related tax effects. Adjusted EPS represents diluted earnings per share attributable to common shareholders (a GAAP measure), adjusted for the per share impact of restructuring and other significant items, including related tax effects.

Adjusted RPO or Adjusted Backlog represents RPO (otherwise referred to herein as backlog from time to time) (a GAAP measure) excluding other significant items.

Management believes that adjusted net sales, organic sales, adjusted SG&A, adjusted general corporate expenses and other, adjusted operating profit, adjusted net income, adjusted EPS, the adjusted effective tax rate and adjusted RPO are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for adjusted net sales, organic sales, adjusted operating profit, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” "goals" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, research & development spend, credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions of Otis, statements that relate to climate change and our intent to achieve certain environmental, social and governance targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues (including COVID-19 and variants thereof and the ongoing economic recovery therefrom and their effects on, among other things, global supply, demand and distribution), natural disasters, whether as a result of climate change or otherwise, and the financial condition of Otis’ customers and suppliers; (2) the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine and related sanctions and export controls, on general market conditions, global trade policies, currency exchange rates and stakeholder perception in the near term and beyond; (3) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, credit market conditions and Otis’ capital structure; (6) the timing and scope of future repurchases of Otis’ common stock ("Common Stock"), which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of COVID-19, the ongoing conflict between Russia and Ukraine or otherwise; (8) cost reduction or containment actions, restructuring costs and related savings and other consequences thereof; (9) new business and investment opportunities; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate, including as a result of the ongoing conflict between Russia and Ukraine; (14) the ability of Otis to retain and hire key personnel; (15) the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (16) the ability to achieve the expected benefits of the Zardoya transaction and the timing thereof; (17) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions in connection with the separation (the “Separation”) from United Technologies Corporation (now known as Raytheon Technologies Corporation (“RTX”); and (18) the amount of our obligations and nature of our disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier Corporation in connection with the Separation. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statement on Form 10 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2022	2021	2022	2021
Net Sales	$3,344	$3,620	$10,246	$10,729
Costs and Expenses:
Cost of products and services sold	2,373	2,560	7,286	7,575
Research and development	37	39	112	113
Selling, general and administrative	417	479	1,315	1,445
Total Costs and Expenses	2,827	3,078	8,713	9,133
Other income (expense), net	12	—	9	16
Operating profit	529	542	1,542	1,612
Non-service pension cost (benefit)	1	2	2	6
Interest expense (income), net	35	33	107	92
Net income before income taxes	493	507	1,433	1,514
Income tax expense	143	128	382	404
Net income	350	379	1,051	1,110
Less: Noncontrolling interest in subsidiaries' earnings	26	48	95	145
Net income attributable to Otis Worldwide Corporation	$324	$331	$956	$965

Earnings Per Share of Common Stock:
Basic	$0.77	$0.78	$2.27	$2.25
Diluted	$0.77	$0.77	$2.25	$2.23
Weighted Average Number of Shares Outstanding:
Basic shares	418.5	425.8	421.3	428.5
Diluted Shares	421.2	430.6	424.3	432.0

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,		Quarter Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022		2021
	Reported	Adjusted	Reported	Adjusted *
Net Sales
New Equipment	$1,447	$1,433	$1,681	$1,624
Service	1,897	1,893	1,939	1,931
Consolidated Net Sales	$3,344	$3,326	$3,620	$3,555

Operating Profit
New Equipment	$100	$103	$131	$126
Service	446	452	444	451
Segment Operating Profit	546	555	575	577
General corporate expenses and other	(17)	(12)	(33)	(19)
Consolidated Operating Profit	$529	$543	$542	$558

Segment Operating Profit Margin
New Equipment	6.9%	7.2%	7.8%	7.8%
Service	23.5%	23.9%	22.9%	23.4%
Total Operating Profit Margin	15.8%	16.3%	15.0%	15.7%

	Nine Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022		2021
	Reported	Adjusted	Reported	Adjusted *
Net Sales
New Equipment	$4,403	$4,317	$4,866	$4,700
Service	5,843	5,823	5,863	5,839
Consolidated Net Sales	$10,246	$10,140	$10,729	$10,539

Operating Profit
New Equipment	$292	$309	$382	$366
Service	1,328	1,360	1,315	1,338
Segment Operating Profit	1,620	1,669	1,697	1,704
General corporate expenses and other	(78)	(48)	(85)	(61)
Consolidated Operating Profit	$1,542	$1,621	$1,612	$1,643

Segment Operating Profit Margin
New Equipment	6.6%	7.2%	7.9%	7.8%
Service	22.7%	23.4%	22.4%	22.9%
Total Operating Profit Margin	15.0%	16.0%	15.0%	15.6%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022	2021 *	2022	2021 *

New Equipment
GAAP Net sales	$1,447	$1,681	$4,403	$4,866
Russia sales	(14)	(57)	(86)	(166)
Adjusted New Equipment Sales	$1,433	$1,624	$4,317	$4,700

GAAP Operating profit	100	131	292	382
Restructuring	2	4	18	17
Russia operations	(1)	(9)	(3)	(33)
Russia conflict-related charges	2	—	2	—
Adjusted New Equipment Operating Profit	$103	$126	$309	$366

Reported New Equipment Operating Profit Margin	6.9%	7.8%	6.6%	7.9%
Adjusted Service Operating Profit Margin	7.2%	7.8%	7.2%	7.8%

Service
GAAP Net sales	$1,897	$1,939	$5,843	$5,863
Russia sales	(4)	(8)	(20)	(24)
Adjusted Service Sales	$1,893	$1,931	$5,823	$5,839

GAAP Operating profit	446	444	1,328	1,315
Restructuring	4	5	27	18
Russia operations	1	2	4	5
Russia conflict-related charges	1	—	1	—
Adjusted Service Operating Profit	$452	$451	$1,360	$1,338

Reported Service Operating Profit Margin	23.5%	22.9%	22.7%	22.4%
Adjusted Service Operating Profit Margin	23.9%	23.4%	23.4%	22.9%

General corporate expenses and other
GAAP General corporate expenses and other	$(17)	$(33)	$(78)	$(85)
Russia other expense (income)	(2)	(1)	4	—
Russia sale and conflict-related charges	7	—	25	—
One-time separation costs, net and other	—	15	1	24
Adjusted General corporate expenses and other	$(12)	$(19)	$(48)	$(61)

Total Otis
GAAP Operating profit	$529	$542	$1,542	$1,612
Restructuring	6	9	45	35
Russia operations	(2)	(8)	5	(28)
Russia sale and conflict-related charges	10	—	28	—
One-time separation costs, net and other	—	15	1	24
Adjusted Total Operating Profit	$543	$558	$1,621	$1,643

Reported Total Operating Profit Margin	15.8%	15.0%	15.0%	15.0%
Adjusted Total Operating Profit Margin	16.3%	15.7%	16.0%	15.6%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2022	2021 *	2022	2021 *
Adjusted Operating Profit	$543	$558	$1,621	$1,643
Non-service pension cost (benefit)	1	2	2	6
Net interest expense [1,2]	35	33	103	92
Adjusted income from operations before income taxes	507	523	1,516	1,545
Income tax expense	143	128	382	404
Tax impact on restructuring and non-recurring items	(1)	1	10	7
Non-recurring tax items	1	20	2	26
Adjusted net income from operations	364	374	1,122	1,108
Noncontrolling interest	26	48	95	145
Adjusted net income attributable to Otis Worldwide Corporation	$338	$326	$1,027	$963

GAAP net income attributable to common shareholders	$324	$331	$956	$965
Restructuring	6	9	45	35
Zardoya Otis Tender Offer finance costs [1]	—	—	5	—
Russia operations [2]	(2)	(8)	4	(28)
Russia sale and conflict-related charges	10	—	28	—
One-time separation costs, net and other	—	15	1	24
Tax effects of restructuring, non-recurring items and other adjustments	1	(1)	(10)	(7)
Non-recurring tax items	(1)	(20)	(2)	(26)
Adjusted net income attributable to common shareholders	$338	$326	$1,027	$963

Diluted Earnings Per Share	$0.77	$0.77	$2.25	$2.23
Impact to diluted earnings per share	0.03	(0.01)	0.17	—
Adjusted Diluted Earnings Per Share	$0.80	$0.76	$2.42	$2.23

Effective Tax Rate	29.0%	25.2%	26.7%	26.7%
Impact of adjustments on effective tax rate	(0.8)%	3.3%	(0.7)%	1.6%
Adjusted Effective Tax Rate	28.2%	28.5%	26.0%	28.3%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

1 Otis incurred interest costs associated with financing the Zardoya Otis Tender Offer. Net interest expense for the nine months ended September 30, 2022 is reflected as adjusted without those costs.

2 Net interest expense is reflected as adjusted, without $1 million of interest income from its operations in Russia in the nine months ended September 30, 2021.

Otis Worldwide Corporation
Components of Changes in Net Sales

Quarter Ended September 30, 2022 Compared with Quarter Ended September 30, 2021

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	(5.4)%	(5.8)%	(2.7)%	(13.9)%
Service	6.2%	(8.5)%	0.1%	(2.2)%
Maintenance and Repair	5.4%	(8.8)%	—%	(3.4)%
Modernization	10.3%	(7.6)%	0.9%	3.6%
Total Net Sales	0.8%	(7.2)%	(1.2)%	(7.6)%

Nine Months Ended September 30, 2022 Compared with Nine Months Ended September 30, 2021

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	(3.9)%	(3.9)%	(1.7)%	(9.5)%
Service	5.7%	(6.1)%	0.1%	(0.3)%
Maintenance and Repair	5.3%	(6.3)%	0.1%	(0.9)%
Modernization	7.8%	(5.7)%	0.3%	2.4%
Total Net Sales	1.4%	(5.2)%	(0.7)%	(4.5)%

Components of Changes in New Equipment Backlog

Growth %
Q3 2022
New Equipment Backlog increase at actual currency	—%
Russia	2%
Foreign exchange impact to New Equipment Backlog	10%
Adjusted New Equipment Backlog increase at constant currency	12%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended September 30, 2022 Compared with Quarter Ended September 30, 2021

(dollars in millions)	2022	2021 *	Y/Y
New Equipment
Adjusted Operating Profit	$103	$126	$(23)
Impact of foreign exchange	2		2
Adjusted Operating Profit at constant currency	$105	$126	$(21)

Service
Adjusted Operating Profit	$452	$451	$1
Impact of foreign exchange	48		48
Adjusted Operating Profit at constant currency	$500	$451	$49

Otis Consolidated
Adjusted Operating Profit	$543	$558	$(15)
Impact of foreign exchange	50		50
Adjusted Operating Profit at constant currency	$593	$558	$35

Nine Months Ended September 30, 2022 Compared with Nine Months Ended September 30, 2021

(dollars in millions)	2022	2021 *	Y/Y
New Equipment
Adjusted Operating Profit	$309	$366	$(57)
Impact of foreign exchange	1		1
Adjusted Operating Profit at constant currency	$310	$366	$(56)

Service
Adjusted Operating Profit	$1,360	$1,338	$22
Impact of foreign exchange	106		106
Adjusted Operating Profit at constant currency	$1,466	$1,338	$128

Otis Consolidated
Adjusted Operating Profit	$1,621	$1,643	$(22)
Impact of foreign exchange	107		107
Adjusted Operating Profit at constant currency	$1,728	$1,643	$85

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

Otis Worldwide Corporation
Condensed Consolidated Balance Sheet

	September 30, 2022	December 31, 2021
(amounts in millions)	(Unaudited)
Assets
Cash and cash equivalents	$1,034	$1,565
Restricted cash	7	1,910
Accounts receivable, net	3,103	3,232
Contract assets	641	550
Inventories	603	622
Other current assets	441	382
Total Current Assets	5,829	8,261
Future income tax benefits	290	335
Fixed assets, net	692	774
Operating lease right-of-use assets	464	526
Intangible assets, net	346	419
Goodwill	1,448	1,667
Other assets	273	297
Total Assets	$9,342	$12,279

Liabilities and Equity (Deficit)
Short-term borrowings	$103	$24
Accounts payable	1,521	1,556
Accrued liabilities	1,662	1,993
Contract liabilities	2,706	2,674
Total Current Liabilities	5,992	6,247
Long-term debt	6,459	7,249
Future pension and postretirement benefit obligations	505	558
Operating lease liabilities	325	336
Future income tax obligations	244	267
Other long-term liabilities	550	606
Total Liabilities	14,075	15,263

Redeemable noncontrolling interest	128	160
Shareholders' Equity (Deficit):
Common Stock and additional paid-in capital	134	119
Treasury Stock	(1,425)	(725)
Accumulated deficit	(3,042)	(2,256)
Accumulated other comprehensive income (loss)	(580)	(763)
Total Shareholders' Equity (Deficit)	(4,913)	(3,625)
Noncontrolling interest	52	481
Total Equity (Deficit)	(4,861)	(3,144)
Total Liabilities and Equity (Deficit)	$9,342	$12,279

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022	2021	2022	2021
Operating Activities:
Net income from operations	$350	$379	$1,051	$1,110
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	48	50	145	152
Stock compensation cost	13	17	41	48
Change in:
Accounts receivable, net	(67)	(53)	(171)	(107)
Contract assets and liabilities, current	9	(85)	143	140
Inventories	(41)	35	(80)	18
Accounts payable	2	106	137	230
Pension contributions	(7)	(5)	(28)	(23)
Other operating activities, net	(68)	(89)	(142)	(95)
Net cash flows provided by operating activities	239	355	1,096	1,473
Investing Activities:
Capital expenditures	(24)	(31)	(81)	(115)
Acquisitions of businesses and intangible assets, net of cash	(10)	(8)	(38)	(59)
Dispositions of businesses, net of cash	61	—	61	—
Proceeds from sale of (investments in) marketable securities, net	—	—	(7)	40
Other investing activities, net	45	37	127	65
Net cash flows used in investing activities	72	(2)	62	(69)
Financing Activities:
Increase (decrease) in short-term borrowings, net	23	(300)	80	(645)
Issuance of long-term debt, net	—	—	—	199
Payment of debt issuance costs	—	(9)	—	(11)
Repayment of long-term debt	—	—	(500)	—
Dividends paid on Common Stock	(121)	(102)	(345)	(291)
Repurchases of Common Stock	(300)	(219)	(700)	(725)
Dividends paid to noncontrolling interest	(66)	(75)	(107)	(130)
Acquisition of Zardoya Otis shares	—	—	(1,802)	—
Other financing activities, net	(1)	—	(28)	(18)
Net cash flows provided by (used in) financing activities	(465)	(705)	(3,402)	(1,621)
Summary of Activity:
Net cash provided by operating activities	239	355	1,096	1,473
Net cash used in investing activities	72	(2)	62	(69)
Net cash provided by (used in) financing activities	(465)	(705)	(3,402)	(1,621)
Effect of foreign exchange rate changes on cash and cash equivalents	(69)	(19)	(191)	(11)
Net increase (decrease) in cash, cash equivalents and restricted cash	(223)	(371)	(2,435)	(228)
Cash, cash equivalents and restricted cash, beginning of period	1,265	1,944	3,477	1,801
Cash, cash equivalents and restricted cash, end of period	1,042	1,573	1,042	1,573
Less: Restricted cash	8	20	8	20
Cash and cash equivalents, end of period	$1,034	$1,553	$1,034	$1,553

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2022		2021

Net income attributable to Otis Worldwide Corporation	$324		$331
Net cash flows provided by operating activities	$239		$355
Net cash flows provided by operating activities as a percentage of net income attributable to Otis Worldwide Corporation		74%		107%
Capital expenditures	(24)		(31)
Capital expenditures as a percentage of net income attributable to Otis Worldwide Corporation		(7)%		(9)%
Free cash flow	$215		$324
Free cash flow as a percentage of net income attributable to Otis Worldwide Corporation		66%		98%

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2022		2021

Net income attributable to common shareholders	$956		$965
Net cash flows provided by operating activities	$1,096		$1,473
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		115%		153%
Capital expenditures	(81)		(115)
Capital expenditures as a percentage of net income attributable to common shareholders		(8)%		(12)%
Free cash flow	$1,015		$1,358
Free cash flow as a percentage of net income attributable to common shareholders		106%		141%